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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of USA Interactive and to the incorporation by reference therein of our report dated February 4, 2003, with respect to the consolidated financial statements of Hotels.com included in its Annual Report, as amended by amendment No. 1 (Form 10-K/A), for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Dallas, Texas May 5, 2003

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CONSENT OF ERNST & YOUNG LLP